Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Contact: John N. Hatsopoulos American DG Energy Inc. 781.622.1120 john.hatsopoulos@americandg.com	Media Contact: Barry J. Sanders American DG Energy Inc. 781.522.6010 barry.sanders@americandg.com
 American DG Energy Reports Fourth Quarter 2012 Financial Performance

Current backlog increases to 40 energy systems compared to 20 systems a year ago

WALTHAM, Mass. – March 12, 2013 – American DG Energy Inc. (NYSE MKT: ADGE), a leading On-Site Utility, offering clean electricity, heat, hot water and cooling solutions to hospitality, healthcare, housing and athletic facilities, reported revenues of $1,549,580 in the fourth quarter of 2012, compared to $1,469,276 for the same period in 2011, an increase of 5.5%. Total revenues were $5,645,194 in 2012, compared to $6,022,868 in 2011.
GAAP diluted loss per share (EPS) was $(0.03) in the fourth quarter of 2012, compared with $(0.04) for the same period in 2011 and GAAP diluted loss per share (EPS) was $(0.14) in 2012, compared to $(0.08) in 2011.

Major Highlights:

Operations

•	We currently operate 92 energy systems.

•	Our current backlog consists of 40 energy systems compared to 20 at December 31, 2011.

•	We reached agreements with the following properties:

•	Luna Park Housing Corporation in Brooklyn, New York – to provide five 100 kW Combined Heat and Power (CHP) systems and five hot water heaters for their domestic hot water.

•	Cumberland County Jail, Portland, Maine – to provide two 75 kW CHP systems and produce space heat, hot water and electricity within the County Jail complex.

•	Doral Arrowwood Hotel Conference Center, Rye Brook, New York – to provide two 450-ton chillers for their central plant cooling systems.

•	The John Hopkins University in Baltimore, Maryland – to provide a 75 kW CHP system to Wolman Hall student housing.

•	DoubleTree by Hilton Hotel, Tarrytown, New York – to provide a 30-ton chiller.

•	Wentworth Club, Surrey, United Kingdom – to provide two 100 kW CHP systems at the Tennis & Health Club and at the main Clubhouse.

•
Best Western, Cedar Court Hotel, Harrogate, United Kingdom – to provide a 100 kW CHP system to produce electricity, heating and domestic hot water; Cedar Court Grand Hotel & Spa, York, United Kingdom – to provide a 100 kW CHP system to produce electricity, heating and domestic hot water.

•	Roko Health Clubs, in Chiswick, Gillingham, Nottingham and Portsmouth, United Kingdom – to provide four 100 kW CHP systems to produce electricity, heating and domestic hot water.

•	We entered into a partnership with DONG Energy Sales (formerly Shell Gas Direct) to improve energy efficiency and reduce carbon footprint for customers using CHP solutions.

•	We began operations at the following properties:

•	DoubleTree Hotel, Tarrytown, New York – started operating a 100 kW CHP system to supply electricity, space heat and domestic hot water.

•	Metro YMCA, Wayne, New Jersey – started operating 450-ton chillers to supply cooling.

•	Cumberland County Jail, Portland, Maine – started operating two 75 kW CHP systems and produce space heat, hot water and electricity within the County Jail complex.

•	Prospect Park Residencies, Brooklyn, New York – started operating a 100 kW CHP system with convenience back-up power.

•	Hilton Hotel, Liverpool, United Kingdom – started operating a 225 kW system to produce energy in the form of electricity, space heat and domestic hot water.

•	The Hampton by Hilton, Luton, United Kingdom – started operating a CHP system to supply clean energy.

•	London Syon Park, a Waldorf Astoria Hotel – started operating a 100 kW system for the hotel's guest rooms, public areas and back-of-house.

•	Roko Health Club, Portsmouth, UK – started operating a 100 kW system.

Financial

•	Total energy production in the 4th quarter of 2012 increased to 20.4 million kWh, or a 7.2% gain compared to the same period 2011.

•	Utility rates for natural gas decreased 11.5% in the 4th quarter of 2012 compared to the same period in 2011, which lowered our energy revenue for the period.

•
EBITDA cash outflows in the 4th quarter of 2012 for American DG Energy were $110,798 and for EuroSite Power were $366,296. Our consolidated EBITDA cash outflow in the 4th quarter of 2012 was $477,094 primarily due to expenses at EuroSite Power and the expansion of sales and marketing activity at American DG Energy.

•	Energy gross profit margin without depreciation was 36.6% in 2012 compared to 36.1% in 2011.

•	We have received a total of $583,800 in rebates and incentives in 2012.

•	The total revenue value of our current On-Site Utility energy agreements is approximately $270 million.

•	We finished 2012 with approximately $13.4 million in cash.

American DG Energy will hold its earnings conference call today, March 12, 2013 at 10:00 a.m. Eastern Time. To listen, call (800) 860-2442 within the U.S, (866) 605-3852 from Canada or (412) 858-4600 from other international locations. Participants should reference American DG Energy to access the call. Please begin dialing at least 10 minutes before the scheduled starting time. The earnings press release will be available on our web site at www.americandg.com in the “Investors” section under "News Releases.”

The earnings conference call will be recorded and available for playback one hour after the end of the call through Friday, April 12, 2013. To listen to the playback, call (877) 344-7529 within the U.S. or (412) 317-0088 outside the U.S. and use Conference Number 10025430.

The earnings conference call will be webcast live. To register for and listen to the webcast, go to www.americandg.com/webcast. Following the call, the webcast will be archived for 30 days.

About American DG Energy
American DG Energy supplies low-cost energy to its customers through distributed power generating systems. We are committed to providing institutional, commercial and small industrial facilities with clean, reliable power, cooling, heat and hot water at lower costs than charged by local utilities – without any capital or start-up costs to the energy user – through our On-Site Utility energy solutions. American DG Energy is headquartered in Waltham, Massachusetts. More information can be found at www.americandg.com.

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FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements under the Private Securities Litigation Reform Act of 1995 that involve a number of risks and uncertainties. Important factors could cause actual results to differ materially from those indicated by such forward-looking statements, as disclosed on the Company's website and in Securities and Exchange Commission filings. This press release does not constitute an offer to buy or sell securities by the Company, its subsidiaries or any associated party and is meant purely for informational purposes. The statements in this press release are made as of the date of this press release, even if subsequently made available by the Company on its website or otherwise. The Company does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

CONSOLIDATED STATEMENT OF OPERATIONS
For the years ended December 31,

	2012	2011
Revenues
Energy revenues	$5,388,395	$5,705,418
Turnkey & other revenues	256,799	317,450
	5,645,194	6,022,868
Cost of sales
Fuel, maintenance and installation	3,487,223	3,827,539
Depreciation expense	1,698,014	1,265,009
	5,185,237	5,092,548
Gross profit	459,957	930,320
Operating expenses
General and administrative	2,770,535	2,384,774
Selling	1,919,075	1,496,764
Engineering	1,165,286	763,260
	5,854,896	4,644,798
Loss from operations	(5,394,939)	(3,714,478)
Other income (expense), net
Interest and other income	62,322	40,234
Interest expense	(1,270,694)	(532,544)
Change in fair value of warrant liability	(139,893)	427,042
	(1,348,265)	(65,268)
Loss before provision for state income taxes	(6,743,204)	(3,779,746)
Benefit (provision) for state income taxes	(24,550)	—
Consolidated net loss	(6,767,754)	(3,779,746)
(Income) loss attributable to the noncontrolling interest	241,967	(4,199)
Net loss attributable to American DG Energy Inc.	$(6,525,787)	$(3,783,945)

Net loss per share - basic and diluted	$(0.14)	$(0.08)
Weighted average shares outstanding - basic and diluted	47,108,980	45,705,793

Non-GAAP financial disclosure
Loss from operations	$(5,394,939)	$(3,714,478)
Depreciation expense	1,754,279	1,315,861
Stock based compensation	810,285	667,000
Adjusted EBITDA	(2,830,375)	(1,731,617)
Grants from rebates and incentives (reduction in basis of property)	583,800	510,069
Total cash outflows	$(2,246,575)	$(1,221,548)

CONSOLIDATED BALANCE SHEETS

	December 31, 2012	December 31, 2011
ASSETS
Current assets:
Cash and cash equivalents	$13,362,919	$17,801,025
Accounts receivable, net	761,678	879,630
Unbilled revenue	19,492	18,825
Due from related party	18,372	21,140
Inventory	2,920,444	634,120
Prepaid and other current assets	308,164	322,276
Total current assets	17,391,069	19,677,016
Property, plant and equipment, net	17,253,648	14,690,117
Accounts receivable, long-term	46,800	82,664
Other assets, long-term	47,216	53,504
TOTAL ASSETS	$34,738,733	$34,503,301

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$765,618	$520,608
Accrued expenses and other current liabilities	532,420	589,032
Due to related party	41,812	313,847
Capital lease obligations	3,365	3,365
Total current liabilities	1,343,215	1,426,852
Long-term liabilities:
Convertible debentures	19,400,000	19,400,000
Warrant liability	389,454	249,561
Capital lease obligations, long-term	—	3,365
Other long-term liabilities	29,444	43,052
Total liabilities	21,162,113	21,122,830

Stockholders’ equity:
American DG Energy Inc. stockholders’ equity:
Common stock, $0.001 par value; 100,000,000 shares authorized; 48,490,733 and 46,001,404 issued and outstanding at December 31, 2012 and 2011, respectively	48,491	46,001
Additional paid-in capital	37,001,439	30,399,370
Accumulated deficit	(24,456,845)	(17,931,058)
Total American DG Energy Inc. stockholders’ equity	12,593,085	12,514,313
Noncontrolling interest	983,535	866,158
Total stockholders’ equity	13,576,620	13,380,471
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$34,738,733	$34,503,301

CONSOLIDATED STATEMENT OF CASH FLOWS
For the years ended December 31,

	2012	2011
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(6,525,787)	$(3,783,945)
Income (loss) attributable to noncontrolling interest	(241,967)	4,199
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,754,279	1,315,861
Provision for losses on accounts receivable	123,880	110,229
Amortization of deferred financing costs	20,448	2,256
Increase (decrease) in fair value of warrant liability	139,893	(427,042)
Noncash interest expense	1,237,470
Stock-based compensation	810,285	667,000
Changes in operating assets and liabilities:
(Increase) decrease in:
Restricted cash	—	65,790
Accounts receivable and unbilled revenue	29,269	(295,033)
Due from related party	2,768	31,292
Inventory	(2,286,324)	(146,396)
Prepaid and other current assets	(48)	(224,283)
Increase (decrease) in:
Accounts payable	245,010	37,691
Accrued expenses and other current liabilities	(56,612)	218,258
Due to related party	(272,035)	153,127
Other long-term liabilities	(13,608)	43,052
Net cash used in operating activities	(5,033,079)	(2,227,944)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(4,211,402)	(1,643,534)
Net cash used in investing activities	(4,211,402)	(1,643,534)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of convertible debentures	—	17,000,000
Proceeds from issuance of warrants	7,500	—
Proceeds from sale of common stock, net of costs	3,535,038	—
Proceeds from sale of subsidiary common stock, net of costs	2,139,293	1,148,401
Proceeds from exercise of stock options	200,923	33,838
Purchases of common stock, net of costs	(750,000)	—
Convertible debenture transaction costs	—	(67,664)
Principal payments on capital lease obligations	(3,365)	(3,365)
Cancellation of restricted stock	(40)	(20)
Distributions to noncontrolling interest	(322,974)	(359,741)
Net cash provided by financing activities	4,806,375	17,751,449
Net (decrease) increase in cash and cash equivalents	(4,438,106)	13,879,971
Cash and cash equivalents, beginning of the period	17,801,025	3,921,054
Cash and cash equivalents, end of the period	$13,362,919	$17,801,025